Exhibit 99.2

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of July 10, 2025, among Ferrero International S.A., a Luxembourg public limited company (“Acquiror”), and the W.K. Kellogg Foundation Trust, a Michigan charitable trust for the sole benefit of the W.K. Kellogg Foundation (the “Foundation”) (“Stockholder”), a stockholder of WK Kellogg Co, a Delaware corporation (the “Company”).

WHEREAS, as of the date hereof, Stockholder is the record or “beneficial” owner (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934 (as amended, and the rules promulgated thereunder the “Exchange Act”)) of the number of shares of common stock of the Company, par value $0.0001 per share (“Company Shares”), as set forth opposite such Stockholder’s name on Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, Acquiror, Frosty Merger Sub, Inc., a Delaware corporation and indirect, wholly owned subsidiary of Acquiror (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”);

WHEREAS, the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, is a condition to the consummation of the Merger;

WHEREAS, as of the date hereof and subject to the terms and conditions herein, Stockholder has determined to vote in favor of the adoption of the Merger Agreement and the other Transactions contemplated in the Merger Agreement and in furtherance thereof has agreed to enter into this Agreement; and

WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, Acquiror has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all Company Shares, now or hereafter “beneficially owned” by Stockholder.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01. Voting Agreement. From the date hereof until the termination of this Agreement in accordance with Section 5.03, Stockholder shall (x) appear at each meeting (whether annual or special and each adjourned or postponed meeting and including the Company Stockholder Meeting) of the stockholders of the Company concerning proposals related to the Merger, Merger Agreement, any Acquisition Proposal or any other transaction contemplated by the Merger Agreement or at which any matter set forth in this Section 1.01 is being considered, however called, or otherwise cause all of the Company Shares owned (whether beneficially or of record) at such time by Stockholder to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any, and (y) vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all Company Shares (including any New Company Shares (as defined below), as applicable) owned (whether beneficially or of record) at such time by Stockholder:

(a) with respect to each meeting at which a vote of Stockholder on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other transactions or matters expressly contemplated by the Merger Agreement;

(b) against any Acquisition Proposal, without regard to the terms of such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;

(c) against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions expressly contemplated by the Merger Agreement or the performance by Stockholder of his, her or its obligations under this Agreement; and

(d) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Stockholder contained in this Agreement (clauses (a) through (d) of this Section 1.01, the “Required Votes”); provided that, notwithstanding the foregoing, nothing in this Agreement shall require Stockholder to vote in any manner with respect to any amendment to the Merger Agreement if such amendment decreases the Per Share Price, changes the form of the consideration to be paid to holders of Company Common Stock, or otherwise adversely affects, the consideration payable to the holders of Company Common Stock, other than as contemplated by the Merger Agreement (as it exists on the date of this Agreement) including Section 7.1(b) of the Company Disclosure Letter thereto, imposes any material restrictions or any additional material conditions on the consummation of the Merger or the payment of the Per Share Price to the Company’s stockholders or extends the Termination Date beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date (each such amendment, an “Adverse Amendment”).

(e) For the avoidance of doubt, except as expressly set forth in this Section 1.01, Stockholder shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company.

Section 1.02. Solicitation. Stockholder further agrees that, until the termination of this Agreement, Stockholder will not solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with either any proposal to adopt the Merger Agreement and the Merger or approve any Acquisition Proposal, subject to Section 5.15, initiate a stockholders’ vote with respect to an Acquisition Proposal or become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal; provided that nothing herein (including Section 4.04) shall prohibit Stockholder or any of its Representatives from participating at the Company’s direction in any discussions or negotiations with respect to a possible stockholders’ consent or voting agreement in connection with any Acquisition Proposal in the event that the Company becomes, and only while the Company is, permitted to take such actions pursuant to Section 5.3(b) or Section 5.3(d)(ii) of the Merger Agreement with respect to such Acquisition Proposal.

Section 1.03. Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted by Stockholder with respect to Company Shares owned (whether beneficially or of record) by it as of the date of this Agreement. In the event, but only in the event, that Stockholder fails to comply with any of its obligations set forth in Section 1.01 with respect to the Required Votes (and Stockholder shall give prompt written notice of such failure in accordance with Section 5.04 and, in any event, before the closing of the voting at the Company Stockholder Meeting with sufficient time to allow Acquiror to exercise its rights under this Section 1.03), then Stockholder hereby irrevocably grants to, and appoints, Acquiror and any designee of Acquiror (determined in Acquiror’s sole discretion) as Stockholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Stockholder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) (until the termination of this Agreement in accordance with Section 5.03) any Company Shares owned (whether beneficially or of record) by Stockholder solely to the extent, and in the manner, expressly set forth with respect to the Required Votes in Section 1.01. The proxy granted by Stockholder pursuant to this Section 1.03, if it becomes effective, and except upon the termination of this Agreement in accordance with Section 5.03, is irrevocable and is granted in consideration of the Acquiror entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Stockholder hereby affirms that such irrevocable proxy, if it becomes effective, is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5.03, is intended to be irrevocable. Each Stockholder agrees, subject to this Section 1.03 and unless and until this Agreement is terminated in accordance with Section 5.03, to vote its Company Shares (including any New Company Shares) in accordance with Section 1.01(a) through Section 1.01(d) above. The parties agree that the foregoing is a voting agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Acquiror that:

Section 2.01. Authorization.

(a) Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his, her or its covenants and other obligations hereunder. The execution and delivery of this Agreement by Stockholder, the performance by Stockholder of his, her or its covenants and obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Stockholder (to the extent Stockholder is not a natural person), and no additional proceedings or actions on the part of Stockholder are necessary to authorize the execution and delivery of this Agreement, the performance by Stockholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity. No consent of Stockholder’s spouse (if Stockholder is a natural person) is necessary under any community property or other applicable Laws for Stockholder to enter into, and perform, his or her obligations under this Agreement.

Section 2.02. Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Law, require any further consent or other action by any person under any provision of any agreement or other instrument binding on Stockholder or result in the creation of any Lien upon the Company Shares.

Section 2.03. Actions and Proceedings. As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of Stockholder, threatened against Stockholder or material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by Acquiror of its rights under this Agreement or the ability of Stockholder to fully perform his, her or its covenants and obligations pursuant to this Agreement.

Section 2.04. No Inconsistent Agreements. Except for this Agreement, Stockholder has not:

(a) granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of his, her or its Company Shares with respect to the matters set forth in Section 1.01; or

(b) deposited any of his, her or its Company Shares into a separate voting trust or entered into a voting agreement with respect to any of his, her or its Company Shares (or any other agreement or arrangement with respect to the voting of such Company Shares), other than under the terms of the trust agreement of Stockholder.

Section 2.05. Ownership. As of the date hereof, Stockholder owns (whether beneficially or of record) those Company Shares set forth opposite Stockholder’s name on Exhibit A. Stockholder is a trust that, together with the Foundation, is the sole beneficial owner and has and, other than in connection with Transfers (as defined below) to Permitted Transferees (as defined below) in accordance with the terms hereof (“Exempt Transfers”), will have at all times through the receipt of the Requisite Stockholder Approval such beneficial ownership, free and clear of all Liens (other than Permitted Liens (as defined below)). Stockholder has and, other than in connection with Exempt Transfers, will have at all times through the receipt of the Requisite Stockholder Approval sole voting power (including the right to control such vote as contemplated herein) and sole power of disposition with respect to such Company Shares (and any New Company Shares), and sole power to issue instructions with respect to the matters set forth in Article 1 hereof and sole power to agree to all of the matters set forth in this Agreement, free and clear of any adverse claim or other Liens (other than such Liens created by this Agreement, Liens applicable to the Company Shares that may exist pursuant to securities Laws, under the Company’s organizational documents or customary Liens pursuant to the terms of any custody or similar agreement applicable to the Company Shares held in brokerage accounts, Liens imposed pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions or Liens imposed under the terms of any trust in effect as of the date of this Agreement (but none of the terms of any such trust or Lien will impede, restrict, delay or preclude performance by Stockholder of, or compliance by such Stockholder with, its obligations under this Agreement) (collectively, “Permitted Liens”)), no person other than Stockholder has any right to direct or approve the voting or disposition of any of the Company Shares as it relates to the matters covered by this Agreement, and Stockholder has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below) with respect to any of the Company Shares owned (whether beneficially or of record) by Stockholder.

Section 2.06. Total Shares. As of the date hereof, except for the Company Shares set forth on Exhibit A hereto, Stockholder does not beneficially own any Company Securities.

Section 2.07. Broker Fees. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Stockholder who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission that would be payable by any Person other than Stockholder.

Section 2.08. Acknowledgement. Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

Acquiror represents and warrants to Stockholder that:

Section 3.01. Authorization.

(a) Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquiror has been duly authorized by all necessary corporate action on the part of Acquiror, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Acquiror, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

Section 3.02. Non-Contravention. The execution, delivery and performance by Acquiror of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Law, require any consent or other action by any person under any provision of any agreement or other instrument binding on the Acquiror or result in the creation of any Lien upon any of the properties or assets of Acquiror.

Section 3.03. Actions and Proceedings. As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of the Acquiror, threatened against Acquiror or any of its Affiliates or material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by Stockholder of its rights under this Agreement or the ability of Acquiror to fully perform its covenants and obligations pursuant to this Agreement.

ARTICLE 4

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees that:

Section 4.01. No Proxies for or Encumbrances on Company Shares. Stockholder shall not, without the prior written consent of Acquiror, directly or indirectly, grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Company Shares or deposit any Company Shares in a voting trust, or create or permit to exist any Lien (other than Permitted Liens), or take or agree to take any other action, that would or would reasonably be expected to prevent Stockholder from voting the Company Shares owned (whether beneficially or of record) by it in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement.

Section 4.02. No Transfer of Company Shares.

(a) During the period beginning on the date hereof and ending as of the termination of this Agreement in accordance with Section 5.03, except as consented to in advance in writing by Acquiror, Stockholder agrees not to, directly or indirectly, sell, transfer, assign, tender in any tender or exchange offer, pledge, hypothecate, exchange or otherwise dispose of (including by merger, special purpose business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”) the Company Shares or any New Company Shares, other than to a Permitted Transferee (as defined below), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any Company Shares or New Company Shares; provided, that, a Transfer may be made to a Permitted Transferee only if such Permitted Transferee agrees in writing (pursuant to an instrument in a form reasonably satisfactory to Acquiror) to be bound by the terms of this Agreement as if they were a party hereto; such written instrument expressly provides Acquiror with the ability to enforce the obligations of Stockholder and the Permitted Transferee with respect to the Company Shares, including causing such Company Shares to vote in accordance with the Required Votes; and prompt notice of such Transfer to such Permitted Transferee is delivered to Acquiror pursuant to Section 5.04.

(b) From and after the date of this Agreement through the term of this Agreement, Stockholder agrees not to request the Company to register or otherwise recognize the transfer (book-entry or otherwise) of any Company Shares or any certificate or uncertificated interest representing any of Stockholder’s Company Shares, except as permitted by, and in accordance with, this Agreement.

(c) Any attempted Transfer of Company Shares in violation of this Section 4.02 shall be null and void.

(d) A “Permitted Transferee” means, with respect to Stockholder, to any person by will or the laws of intestacy, a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of Stockholder (if Stockholder is a natural person), any trust, the beneficiaries of which include only Stockholder and his or her family members (including the persons named in clause (ii)) (if Stockholder is a natural person), any partnership or limited liability company, all partners or members of which include only Stockholder and his or her family members (including the persons named in clause (ii)) and any trust named in clause (iii) (if Stockholder is a natural person), if Stockholder is an entity, any of its partners (including limited or general partners), members, stockholders and affiliates in connection with a pro rata distribution of such Company Shares (including any New Company Shares), an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto, and in the event that Stockholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement. For the avoidance of doubt, a Permitted Transferee may Transfer Company Shares to its own Permitted Transferees in accordance with the terms and subject to the conditions of this Section 4.02.

Section 4.03. Additional Company Shares. Stockholder agrees that any Company Shares (or other voting securities of the Company or any other securities exchangeable for, or convertible into, any voting securities of the Company) that Stockholder purchases or with respect to which Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Company Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as the Company Shares currently owned by Stockholder (it being understood, for the avoidance of doubt, that any such New Company Shares shall be subject to the terms of this Agreement as though owned by Stockholder on the date hereof, and the representations and warranties in Article 2 above shall be true and correct as of the date that beneficial ownership of such New Company Shares is acquired).

Section 4.04. No Solicitation. Stockholder hereby agrees that, during the term of this Agreement, Stockholder shall not take any action, in his, her or its capacity as a stockholder of the Company, that the Company otherwise is then-prohibited from taking under Section 5.3 of the Merger Agreement. Notwithstanding anything to the contrary in this Agreement, solely to the extent the Company is permitted to take certain actions set forth in Section 5.3 of the Merger Agreement with respect to an Acquisition Proposal, Stockholder in his or her capacity as an officer or director of the Company, if Stockholder is an officer or director, will be free to participate in any discussions or negotiations regarding such actions in accordance with and subject to the provisions of the Merger Agreement.

Section 4.05. Disclosure. Stockholder hereby consents to and authorizes the publication and disclosure by Acquiror and the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, of Stockholder’s identity and ownership, this Agreement and the nature of Stockholder’s commitments, arrangements and understandings pursuant to this Agreement; provided, that Acquiror shall (with respect to any of its disclosures) give Stockholder and its legal counsel a reasonable opportunity to review and comment on such disclosures prior to any such disclosures being made public (provided, that by executing this Agreement, Stockholder hereby consents to the filing of this Agreement by the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Authority in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby). As promptly as practicable after obtaining actual knowledge thereof, Stockholder shall notify the Acquiror and the Company of any required corrections with respect to such information previously supplied by Stockholder to Acquiror or the Company hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.06. Appraisal and Dissenter’s Rights. Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Company Shares or New Company Shares.

Section 4.07. Share Dividends, etc. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Company Shares, the terms “Company Shares” and “New Company Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Definitional and Interpretative Provisions.

(a) Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

(b) For the purposes of this Agreement, the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; references to the terms Article, Section, paragraph and Exhibits are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; references to “written” or “in writing” include in electronic form; provisions shall apply, when appropriate, to successive events and transactions; a reference to any person includes such person’s successors and permitted assigns; references to “$” shall mean U.S. dollars; any reference to “days” means calendar days unless Business Days are expressly specified; when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; and all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Each of the parties hereto has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.

(c) For purposes of this Agreement, the term “beneficially owned” (and correlative terms) has the meaning ascribed to it in Rule 13d-3 adopted by the SEC under the Exchange Act.

Section 5.02. Further Assurances. Acquiror and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement and by the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earliest to occur of the termination of the Merger Agreement, the entering into of any Adverse Amendment, the mutual written consent of Acquiror and Stockholder and the receipt of the Requisite Stockholder Approval; provided, that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any party hereto of liability for any Willful and Material Breach (with respect to this Agreement) prior to such termination. Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto. Notwithstanding the preceding sentence, Article 5 of this Agreement (except for Section 5.02) shall survive any termination of this Agreement. The representations, warranties and covenants of Stockholder contained herein shall not survive the termination of this Agreement.

Section 5.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered in accordance with the terms of Section 9.2 of the Merger Agreement: to Acquiror or the Company in accordance with Section 9.2 of the Merger Agreement or to Stockholder at its address set forth in Exhibit A attached hereto, with a copy (which shall not constitute notice) to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attn: Michael Chao; David Shevlin; Laura Twomey, Email: ****; ****; **** (or at such other address for a party as shall be specified by like notice). Stockholder shall be required to give Acquiror prompt (and in any event within 24 hours) written notice of any breaches of any representation, warranty, covenant or agreement of Stockholder set forth in this Agreement that would prevent or delay the performance by Stockholder of its obligations under this Agreement in any material respect.

Section 5.05. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Acquiror may transfer or assign its rights and obligations to any Affiliate of Acquiror.

Section 5.07. Governing Law; Submission to Jurisdiction. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Acquiror or Stockholder in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

Section 5.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE ACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN SECTION 5.07.

Section 5.09. Counterparts; Effectiveness. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until the Company Board has approved the transactions contemplated by the Merger Agreement and this Agreement, the Merger Agreement is executed by all parties thereto and this Agreement is executed by all parties hereto.

Section 5.10. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 5.11. Remedies.

(a) Generally. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance. The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by Stockholder, on the one hand, or Acquiror, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Stockholder, on the one hand, and Acquiror, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

Section 5.12. Entire Agreement. This Agreement, the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, and to the extent referenced herein, the Merger Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 5.13. No Third-Party Beneficiaries. Each of Acquiror and Stockholder agrees that his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto in accordance with and subject to the terms of this Agreement and this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder; provided, however, that the Company is an express third party beneficiary of this Agreement, and is entitled to directly enforce the provisions hereof (including Section 5.03) and to remedies hereunder.

Section 5.14. Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Company Shares beneficially owned by Stockholder. All rights, ownership and economic benefits of and relating to such Company Shares shall remain vested in and belong to Stockholder, and the Acquiror shall not have any authority to direct Stockholder in the voting or disposition of such Company Shares except as otherwise provided herein.

Section 5.15. Capacity. Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of the Company Shares and nothing herein shall limit, restrict or otherwise affect any actions taken by Stockholder in his or her capacity as director, officer or employee of the Company (if applicable) (including from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing the Company or any of its Subsidiaries to exercise rights under the Merger Agreement (in accordance with the terms thereof)), and no such actions or omissions shall be deemed a breach of this Agreement. Furthermore, nothing in this Agreement shall be construed to prohibit, limit or restrict Stockholder, in his or her capacity as a director or officer of the Company or any of its Subsidiaries (if applicable), from exercising Stockholder’s fiduciary duties as a director or officer of the Company or any of its Subsidiaries, in each case, however, in accordance with the applicable terms of the Merger Agreement.

Section 5.16. No Liability. Stockholder (in its capacity as a stockholder of the Company) shall be not liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company.

Section 5.17. Trust Acknowledgement. The parties hereto acknowledge and agree that Stockholder owns the Company Shares (and will own any New Company Shares) in trust for the benefit of its sole beneficiary, the Foundation.

Section 5.18. No Other Representations. Acquiror and Stockholder acknowledge and agree that, except for the representations and warranties expressly set forth in Article 2 and Article 3 of this Agreement, neither Acquiror nor Stockholder makes, has made, or shall be deemed to have made, any representation or warranty in connection with this Agreement. Acquiror and Stockholder acknowledge and agree that each is not entering into this Agreement in reliance on any representation or warranty, express or implied, except for the representations and warranties expressly set forth in Article 2 or Article 3, as applicable.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

FERRERO INTERNATIONAL S.A.

By:	/s/ Daniel Martinez Carretero
Name: Daniel Martinez Carretero
Title: Chief Financial Officer

By:	/s/ Fabrizio Minneci
Name: Fabrizio Minneci
Title: Chief Legal Officer

[Signature Page to Voting Agreement]

TRUSTEES OF THE W.K. KELLOGG FOUNDATION TRUST

By: THE NORTHERN TRUST COMPANY, as corporate trustee

By:	/s/ Marina Jaudenes
Name: Marina Jaudenes
Title: Sr. Vice President

By:	/s/ La June Montgomery Tabron
Name: La June Montgomery Tabron, as Co-Trustee
Title: Co-Trustee

By:	/s/ Steven A. Cahillane
Name: Steven A. Cahillane, as Co-Trustee
Title: Co-Trustee

By:	/s/ Richard M. Tsoumas
Name: Richard M. Tsoumas, as Co-Trustee
Title: Co-Trustee

[Signature Page to Voting Agreement]

EXHIBIT A

Stockholder Information

Stockholder	Company Shares	Notice Address
W.K. Kellogg Foundation Trust	13,505,159	50 S. LaSalle Street—10B Chicago, IL 60603